EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Concentrax, Inc. (the "Company") on Form 10-QSB for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Paul Smith, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
section 906 of the Sarbanes-Oxley Act of 2002, that:

                  (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


         A signed original of this written statement required by Section 906 has been provided to Concentrax, Inc. and will be retained by Concentrax, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



Dated: June 23, 2004



                                                 /s/ Paul Smith
                                                 -------------------------------
                                                 Name: Paul Smith
                                                 Title: Chief Financial Officer